EXHIBIT 10.10A

Commercial Bank of Kuwait

FACILITY(S) CONTRACT

This contract is concluded on 20/08/98 between:

1-The:	COMMERCIAL BANK OF KUWAIT
Address:	P.O BOX 2861, SAFAT 13029, KUWAIT	First Party: The Bank

2-Messrs:	TELESOURCE CNMI INC.
Address:	TI: 860 Parkview Blvd., Lombard,	Second Party: The Customer

Both being fully eligible to agree and enter into contract agreed as follows:

Item 1: Description of Facilities & Limits

The Bank hereby agrees to offer accommodation and banking facilities to the Customer unto the limit of USD $25,000,000.00 $ TWENTY FIVE MILLION ) and an amount of — for foreign exchange trading( ________________________ ) on his Account No. _______ with ______________________________ Branch and __________________________________________________________________________ subject to the conditions stated below:

Types of Facilities

1.	LOAN for USD25,000,000/ maximum to be used for a period of_________________________ at 3%+LIBOR p.a. _________________________________________________________________

2.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

3.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

4.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

5.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

6.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

7.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

8.	___________________ for _________________ maximum to be used for a period of_________________________ at _____________% p.a. ___________________________________________________________________________

Item 2: Purpose of Facilities

The Customer shall use the facilities subject of this Contract for the purpose provided for i.e. Rescheduling of exisiting loan.__________________________________________________________________

Item 3: Period of Facilities

1. The facilities subject of this contract shall become operative on 12/12/2001 and shall fall due for repayment on 23/11/2005 without prejudice to the validity of this contract and the enforceability of all the provisions herein contained upon the Customer until the full satisfaction of all his obligations hereunder.

2. The conditions contained in the letter dated 12/12/2001 signed in acknowledgement of acceptance by the Second Party shall form an integral part of this contract and complementary to all terms and conditions herein contained. The Second Party’s default of any such terms and conditions shall be deemed as default of this contract.

Item 4: Interests

1. The Bank will charge to the daily balance of any overdrawn account related to the aforesaid facilities the interest rate hereby specified in accordance with the Bank’s usual practice, in the event that the daily overdrawn balances exceed the KD cash limits agreed on hereunder, the Bank may calculate interest based on the maximum limit of the contractual interest rate specified by the Central Bank of Kuwait being on that date 4.25% p.s. or the rate to be specified, in future, by the Central Bank of Kuwait, whichever higher. In respect of the daily overdrawn foreign currency balances where the Customer exceed the agreed limits, interest shall be at the rate of 4% p.a. over the rate stated in item (1) above.

Interest shall be calculated tram the date on which the facility limits were exceeded until lull settlement without prejudice to the Bank’s right to take the necessary action to recover the excess amount plus accrued interests.

2. Interests calculated in accordance with the preceding paragraph shall become payable and charged to the Customer’s account quarterly/semi-annually/annually as per the applicable banking regulations without prejudice to the conditions of the loan(s) stated in paragraph(2) of item (6) below.

3. It is explicitly agreed that the Bank shall not pay any Interest to the Customer on the credit balances of his accounts on which these facilities have been granted.

4. It is explicitly agreed that the Bank may in the event of agreement to a variable interest rate reconsider the agreed interest rate when charged to customer’s account at the beginning of each interest period. Should the Bank opt to amend this rate, the advice of debit to customer’s account applying the new rate shall be binding upon him and deemed as notification to the customer of this rate.

5. The Bank may, in respect of any amounts which the Customer defaults the timely payment thereof, calculate delay interest based on the maximum contractual interest rate specified by the Central Bank of Kuwait on the date of such default or the maximum limit specified throughout this contract whichever higher. Delay interest for foreign currencies shall be calculated at 4% p.a. over the interest rate herein stated. Calculation of delay interest shall be in the same manner as applicable to the contractual interest rate stipulated above in accordance with the applicable banking practice without prejudice to the Bank’s right to stop or cancel these facilities pursuant It

Item 5: Commissions

Without prejudice to the other items herein stated, the Bank charges a front-end commitment fee (commitment Interest) at % pa. on the entire amounts of the overdraft facilities granted hereunder. The Bank shall also charge on the non-cash facilities the commissions specified in accordance with the banking rules applicable in the Bank and the Customer acknowledges his full agreement thereto. These commissions shall be charged In advance upon the utilization and extension of these facilities from the date of such utilization up to the expiry date.

Item 6: Repayment

1. The Customer undertakes to repay the outstanding debt balance, interests, commissions and expenses owing from him hereunder on the due date pursuant to the provisions of this contract without prejudice to the following paragraph of this item.

2. The Customer shall settle the loan (a) covered by these facilities amounting to USD 25,000,000/ — (US Dollars TWENTY FIVE MILLION ONLY in the following manner or according to the attached payment schedule which forms an integral part hereof: In lump sum/by ______________________________installments for KD ________ each (________________________________________ _____________ The first installment shall fall due on / / and the last installment for KD ________________ (            ) on    /            /    . Interests are payable on a monthly basis or _____________________.

3. The Bank may claim the Customer for any difference In exchange rates in addition to expenses, compensations and others incurred as a result of being granted or utilizing the facilities subject of this contract The Bank may, inrespect of entering into foreign currency forward sale contracts, also decide at any time to cancel this type of facility and claim the Customer to pay the difference in exchange rates in addition to related expenses, compensations and any other dues.

Item 7: Default

If the Customer defaults the timely payment of any amount or the satisfaction of any other obligation hereunder, whatsoever, the Bank may cease or cancel the accommodation and facilities subject of this contact without notice or warning or any other action, taking into consideration that all amounts incurred hereunder and owing from the Customer shall become immediately payable and the Bank may charge delay interests on the outstanding amounts pursuant to Item (4) above.

Item 8: Acknowledgement of Account Balance

The Customer acknowledges that the balance of his account(s) No. ______________________ with the Bank is in on / / plus interest accrued on the said overdrawn balance as of         /        /       .

Item 9: Bank Books & Entries

The Customer acknowledges the correctness of the Bank’s books and accounts which he accepts as conclusive evidence of his obligations hereunder. He may not oppose to their correctness in any manner, whatsoever, and waives his right to request the auditing of the Bank’s books, accounts and entries under these obligations by force of a court order.

Item 10: Acknowledgement of Account Statements

1. In the event that the Bank had not received a written objection from the Customer as to the correctness of the account statement within 15 days from the date such statement has been forwarded to him by ordinary mail It shall be deemed as an acknowledgement on his part of the correctness of the details contained In this statement and a final agreement to ail the entries therein contained.

2. If the Customer had not received the account statement within 15 days from the date of despatch (quarterly or as agreed) and had not requested the Bank for same in writing within one week from that date, he may not oppose against not having received it nor to the entries therein contained in any manner, whatsoever.

Item 11: Non Assignment

The Customer may not assign or waive his obligations hereunder In favor of others without the Bank’s prior approval in writing.

Item 11: Non Assignment

The Customer may not assign or waive his rights or obligations hereunder to others without the Bank’s prior written approval. The customer acknowledges that the Bank may at any times assign its rights hereunder without the customer’s prior consent.

Item 12: Other Conditions & Provisions

1. If there is any conflict between the terms herein and the terms and conditions set out in the attached Term sheet dated 12/12/2001, theTerm Sheet’s terms and conditions shall prevail.

2. All types of accounts, whatsoever, opened and existing in the Customers name & to be opened in his name in future with the Bank or any of Its branches whether In Kuwait or abroad shall be deemed as securing each other, regardless of their titles. The Bank may combine or consolidate all or any of these accounts or apply the credit balance in any of them to set off a debit balance in another or freeze the credit balance In any of these accounts until the Customer fulfills all his obligations towards the Bank. The Customer shall authorize the Bank to effect any set-off debit the credit balance and make any entries, settlements or transfers in any accounts existing at present or to be opened in the Customers name with any of the Batik’s branches in Kuwait or abroad.

3. All monies, securities, commercial papers, precious metals, goods and other rights, whatsoever, registered or deposited at present or to be registered or deposited in future in the Customers name with the Bank or any of its branches in Kuwait or abroad are deemed as possessorily mortgaged in favor of the Bank against all the obligations towards the Bank without the need to acknowledge same The Bank may recover Its debt directly from the monies mentioned above by priority set-off and precedence over any other creditor without any notice, warning or legs proceeding.

The Customer undertakes to sign end execute alt transfers, assignments mortgages, powers of attorney and any other documents which the Bank may require for perfecting the Bank’s title to any securities subject of this contract. The Customer authorizes the Bank to sign on his behalf in respect of any action required to finalize these documents.

4. The Customer undertakes to provide the Bank within 3 months from the end of the fiscal year with his annual balance sheet duly examined by an authorized auditor with his networth declaration on a semi-annual or annual basis as may be determined by the Bank at its sole discretion together with full reports on his financial status in the forthcoming stage. He also undertakes to satisfy any queries made by the Bank it this respect substantiated with evidencing documents.

5. The Customer acknowledges that he unconditionally and irrevocably assigns to CBK all his rights in the compensation amounts owing to him at present or in future for the damages he had incurred as a result of the Iraqi invasion. The Customer also guarantees that the Public Authority for Assessment of Compensations shall execute this assignment and settle all amounts owing from the Customer to the Bank.

Item 13: Indulgence

The customer acknowledges that any indulgence on part of the Bank in respect of the limits, terms or due dates of the facilities hereby granted shall not affect the binding effect of all the conditions and provisions of this contract upon the customer. Indulgence on part of the Bank shall not be deemed a waiver of any of its rights nor shall it diminish such rights.

Item 14: Related Parties

The Customer undertake to submit to the Bank a statement of all accounts in which he is a part whether opened and existing a present or to be opened in future, accounts held in his capacity as natural guardian of his minor children, accounts of individual companies where he is a joint partner and money companies where he owns more than 50% of the capital or has control thereof, in addition to the accounts of all natural persons or corporate bodies which he guarantees or is economically or legally related to them, so the financial difficulties facing any of them would adversely affect his ability to honor his credit obligations to the Bank. The Customer shall also undertake to advise the Bank of any amendments or changes made to that statement throughout the contract validity period or any extension thereof for any reason.

Item 15: Selected Domicile

The Customer acknowledges that all correspondence, account statements, legal and judicial notices forwarded to him by the Bank to his address stated herein or to the address last known to the Bank In a registered letter with acknowledgement of receipt are correct and binding upon him and producing an legal effects. Any change in the Customer’s address becomes effective only from the date of receiving an advice from the Customer on changing this address.

Item 15: Law & Judicial Jurisdiction:

The Borrower irrevocably agrees that the Courts of (New York) and/or the Courts of the State of Kuwait shall have jurisdiction to settle any disputes, which may arise out or in connection with this facility contract. Nothing in this clause limits the right of the Bank to bring proceedings against the Borrower in any other court of competent jurisdiction; nor shall bringing or continuing of proceedings in any other jurisdiction preclude the bringing or continuing of proceedings in any other jurisdiction, whether concurrently or otherwise. If any provision of this Faciltiy(s) Contract is prohibited or non enforceable in Kuwait, such prohibition or non-enforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

First Party Second Party TELESOURCE CNMI INC.

Name: K.J. SEMIKIAN	Signature:/s/ K. J. Semikian
Name:____________________________	Signature: ______________________
Name:____________________________	Signature: ______________________
Name:____________________________	Signature: ______________________

Loan Installment Repayment Schedule

Installment Amount ( )	Due Date	Installment Amount ( )	Due Date
US$ 2,500,000.00	18.02.2002	US$ 1,750,000.00	19.11.2004

US$ 2,500,000.00	19.8.2002	US$ 1,500,000.00	21.02.2005

US$ 1,750,000.00	19.2.2003	US$ 1,500,000.00	23.5.2005

US$ 1,750,000.00	19.5.2003	US$ 1,500,000.00	23.8.2005

US$ 1,750,000.00	19.8.2003	US$ 1,500,000.00	23.11.2005

US$ 1,750,000.00	19.11.2003

US$ 1,750,000.00	19.2.2004

US$ 1,750,000.00	19.5.2004

US$ 1,750,000.00	19.8.2004

Name: Telesource CNMI, Inc. Name:__________________________________ Name:__________________________________ Name:__________________________________	Signature: /s/ K.J. Semikian Signature: ____________________________ Signature: ____________________________ Signature: ____________________________

Acknowledgement of
Irrevocable Joint and Several Guarantee

We have reviewed the conditions and provisions of the Facility Contract dated 12/12/01 signed between the Commercial Bank of Kuwait (hereinafter referred to as the “Bank”) and its customer Mr/Messrs TELESOURCE CNMI INC. (hereinafter referred to as the “Debtor”). We hereby acknowledge that we agree to be bound towards you jointly with the Debtor for all obligations and amounts, whatsoever, owing to the Bank under the above contract for any reason, whatsoever. This guarantee covers all amounts charged to the account(s) on which the facilities have been granted in any form and the overdrawn balance existing in the account upon closing it or any other account on which the facilities are being used.

This guarantee is continuous, unconditional and irrevocable. Under this guarantee, the Bank may claim us for the outstanding debt balance arising from the above contract and all related interests, expenses, commissions and others without us having the right to oppose thereto. Our guarantee shall remain valid, continuous and legally binding in the event of renewal, extension or amendment of the facility contract for any reason, whatsoever until the Bank recovers all its rights from the guaranteed debtor.

It is understood that all monies, securities, commercial papers, precious metals, goods and other rights, whatsoever, registered or deposited in our name at present or to be registered or deposited in our name in future with the Bank or any of its branches in Kuwait or abroad guarantee the fulfillment of our obligations hereunder without the need to acknowledge the same. The Bank may recover its debt directly from me monies mentioned above byway of priority set-off and precedence over any other creditor without notice, wanting or any other action, whatsoever, and without prejudice to the Bank’s right to take the necessary actions to recover its rights in full. The Bank may deduct the debt guaranteed by us from any accounts open at present or to be opened in our name in future with any of Its branches in Kuwait abroad without any notice, warning or any other action, whatsoever.

We understand that we submit to all the provisions stipulated in the facility contract mentioned above. We also undertake to provide the Bank with any statements they may require at any time on current financial position or balance sheet provided we substantiate our responses with evidencing documents.

The Borrower irrevocably agrees that the Courts of (New York) and/or the Courts of the State of Kuwait shall have jurisdiction to settle any disputes, which may arise out or in connection with this facility contract. Nothing in this clause limits the right of the Bank to bring proceedings against the Borrower in any other court of competent jurisdiction; nor shall bringing or continuing of proceedings in any other jurisdiction preclude the bringing or continuing of proceedings in any other jurisdiction, whether concurrently or otherwise. If any provision of this Faciltiy(s) Contract is prohibited or non enforceable in Kuwait, such prohibition or non-enforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

Joint Guarantor

Name of Joint Guarantor(s)	Account No.	Signatures

FOUAD SAUD HAMID BEHBEHANI		/s/ Fouad Saud Hamid Behbehani

NASRALLAR SAUD HAMID BEHBEHANI		/s/ Nasrallar Saud Hamid Behbehani

SAYED HAMID BEHBEHANI & SONS CO. W.L.L		/s/ Sayed Hamid Behbehani & Sons Co. W.L.L.

Guarantor(s) Address:

______________________________________________________________________________

______________________________________________________________________________

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Date: